UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2010

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)

821 17th Street
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CoBiz Financial Inc. (the “Company”) held its annual meeting of shareholders on May 20, 2010, and the following matters were voted:

1.               The election of the following nominees to serve as directors of the Company:

Nominee	For	Withheld	Not Voted
Steven Bangert	26,438,383	1,135,575	5,058,950
Michael B. Burgamy	26,014,877	1,559,081	5,058,950
Morgan Gust	27,173,884	400,074	5,058,950
Evan Makovsky	26,386,382	1,187,576	5,058,950
Douglas L. Polson	27,261,793	312,165	5,058,950
Mary K. Rhinehart	27,261,193	312,765	5,058,950
Noel Rothman	26,169,873	1,404,085	5,058,950
Timothy J. Travis	26,217,924	1,356,034	5,058,950
Mary Beth Vitale	27,045,742	528,216	5,058,950
Mary M. White	27,261,793	312,165	5,058,950

2.               Deloitte & Touche LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The votes were as follows:

For	31,606,577
Against	911,243
Abstain	115,088
Non Votes	—

3.               The nonbinding shareholder approval of executive compensation was approved as follows:

For	30,579,683
Against	1,970,903
Abstain	82,232
Non Votes	—

4.               The proposal to increase the number of shares authorized under the 2005 Equity Incentive Plan to 3,750,000 shares and increase the restricted stock award limit to 2,000,000 was approved as follows.

For	20,115,996
Against	7,439,081
Abstain	18,881
Non Votes	5,058,950

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)

	/s/	Lyne Andrich
Lyne Andrich
EVP and CFO
CoBiz Financial Inc.

May 24, 2010